EXHIBIT 4.7

                                FOURTH AMENDMENT
                                       TO
                           FIRST AMENDED AND RESTATED
                         COMMON SHARES RIGHTS AGREEMENT


     This Fourth Amendment, dated as of November 1, 1995 (the "Amendment" ), is to the First Amended and Restated Common Shares Rights Agreement dated as of December 14, 1990, as amended to date (the "Agreement"), between Sun Microsystems, Inc., a Delaware corporation (the "Company") and BancBoston State Street Investors (the "Rights Agent").


     WHEREAS, on November 1, 1995, the Board of Directors of the Company determined that it is in the best interests of the Company and its stockholders to amend the Agreement in order to increase the "Purchase Price", as defined pursuant to the terms of the Agreement, from $100.00 to $200.00 (without giving effect to the Company's recent two-for-one stock split declared by the Board of Directors of the Company on November 2, 1995 in the form of a stock dividend issuable to stockholders of record on November 20, 1995 (the "Recent Stock Split")), such Purchase Price is subject to adjustment from time to time as a result of certain events described in the Agreement, including the Recent Stock Split, and the Rights Agent has agreed to such amendment; and

     WHEREAS, the Company and the Rights Agent have determined that, pursuant to
Section 27 of the Agreement, the Agreement may be amended as set forth herein without the approval of the holders of the Rights (as defined in the Agreement).

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the Agreement is hereby amended as follows:

     1. Section 7(b) of the Rights Agreement is hereby amended in its entirety to read as follows:

     "(b) The Purchase Price for each Common Share issuable pursuant to the exercise of a Right shall initially be $200.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below."

     2. All other terms and conditions of the Agreement, including the Exhibits thereto, shall remain in full force and effect.

     3. This Amendment may be executed in any number of counterparts, each of such counter parts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be duly executed on this 3rd day of November, 1995.

                                        SUN MICROSYSTEMS, INC.



                                       By: /s/   MICHAEL H. MORRIS
                                          ------------------------------------
                                          Name:  Michael H. Morris
                                          Title: Vice President, General Counsel
                                                 and Secretary


                                       BANCBOSTON STATE STREET INVESTOR
                                       SERVICES  (formerly, THE FIRST NATIONAL
                                       BANK OF BOSTON)



                                       By: /s/   GEOFFREY D. ANDERSON
                                          ------------------------------------
                                          Name:  GEOFFREY D. ANDERSON
                                          Title: Senior Accounts Manager

                             COMPLIANCE CERTIFICATE

     The undersigned, Michael H. Morris, hereby certifies as follows:


     1. I am the Vice President and General Counsel of Sun Microsystems, Inc. (the "Company").

     2. The Fourth Amendment dated as of November 1, 1995 to the First Amended and Restated Common Shares Rights Agreement dated as of December 14, 1990 is in compliance with the terms of Section 27 of the First Amended and Restated Common Shares Rights Agreement dated as of December 14, 1990 by and between the Company and The First National Bank of Boston, as Rights Agent.






                                        SUN MICROSYSTEMS, INC.



                                        By: /s/ MICHAEL H. MORRIS
                                           ------------------------------------
                                           Michael H. Morris, Vice President
                                             and General Counsel